UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

Cytokinetics, Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

350 Oyster Point Boulevard

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CYTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2023, the Compensation and Talent Committee of the Board of Directors (the “Committee”) of Cytokinetics, Incorporated (the “Company”) approved and adopted the Company Executive Severance Plan and Summary Plan Description (the “Plan”), which provides severance benefits to certain eligible Company employees in the event of a qualifying termination of employment that are largely consistent with the severance benefits provided for in the existing executive officer employment agreements. The Company’s named executive officers will participate in the Plan (except for Mr. Blum, the Company’s President and CEO, whose severance terms and conditions are provided for in Mr. Blum’s Amended and Restated Executive Employment Agreement, dated May 21, 2007).

Under the terms of the Plan, in the event of termination of a covered employee other than for cause (and other than due to death or disability), or such covered employee’s resignation for good reason, a covered employee will be entitled to receive: (a) a cash lump-sum payment equal to base salary, pro-rated for between six and twelve months, based on years of service (the “Severance Period”), (b) a cash lump-sum payment equal to the sum of (i) any earned by unpaid bonus for the year prior to termination and (ii) target annual bonus for the year of termination, pro-rated based on the number of days served in such year, and (c) continued Company-paid coverage under the Company benefit plans, subject to timely COBRA election, during the Severance Period (or until the covered employee secures employment with similar benefits). In the event such qualifying termination occurs within 18 months following a change in control, (a) the Severance Period will be increased to 12 months for employees at the VP level and 18 months for employees at the level of SVP and above, (b) a covered employee will also be entitled to receive (i) 100% of target annual bonus for the year of termination and (ii) target annual bonus for the year of termination, pro-rated based on the number of days served in such year, (c) all of the covered employee’s then outstanding equity awards will vest, with performance-based vesting award vesting at the higher of target or actual achievement as of the date of the change in control and (d) the covered employee will be entitled to continued Company-paid coverage under the Company benefit plans, subject to timely COBRA election, during the Severance Period (or until the covered employee secures employment with similar benefits).

All payments and other benefits under the Plan are subject to the effectiveness of a release of claims in favor of the Company. Additionally, the benefits provided under the Plan are subject to a covered employee’s continuing compliance with the terms of any confidential information agreement, proprietary information and inventions agreement, and any restrictive covenants agreement between the covered employee and the Company. The benefits provided under the Plan will generally supersede any other change in control or severance benefit plan or agreement between the Company and a covered employee.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is provided as part of this Form 8-K:

Exhibit Number	Description

10.1	Cytokinetics, Incorporated Executive Severance Plan and Summary Plan Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: October 2, 2023	By:	/s/ John O. Faurescu, Esq.
John O. Faurescu, Esq.
Vice President, Associate General Counsel & Corporate Secretary